                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            HORACE MANN EDUCATORS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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     (4) Date Filed:
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
                       HORACE MANN EDUCATORS CORPORATION
                              1 HORACE MANN PLAZA
                        SPRINGFIELD, ILLINOIS 62715-0001

                          ANNUAL MEETING--MAY 22, 1998

DEAR SHAREHOLDERS:

    You are cordially invited to attend the Annual Meeting of your Corporation to be held at 9:00 a.m. on Friday, May 22, 1998, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois.

    We will present a report on the current affairs of the Corporation at the meeting and Shareholders will have an opportunity for questions and comments.

    We request that you sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

    Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

    We look forward to seeing you at the meeting. If you do not plan to attend and vote by proxy, let us know your feelings about the Corporation either by letter or by comment on the proxy card.

                                         Sincerely yours,

                                                     [SIGNATURE]

                                         Ralph S. Saul
                                          CHAIRMAN
                                          BOARD OF DIRECTORS

                                                       [SIGNATURE]

                                         Paul J. Kardos
                                          PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

April 17, 1998

                       HORACE MANN EDUCATORS CORPORATION
                              1 HORACE MANN PLAZA
                        SPRINGFIELD, ILLINOIS 62715-0001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 22, 1998

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of HORACE MANN EDUCATORS CORPORATION (the "Company") will be held at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, on Friday, May 22, 1998, at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

    1. To elect nine (9) Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

    2. To approve an amendment to the Company's Certificate of Incorporation provision which requires the retirement of any Director who is 72 or more years of age following the completion of his or her then current term in office. The amendment would permit Ralph S. Saul, currently serving as Chairman of the Board of Directors, to be eligible for re-election to the Board of Directors at the Annual Meeting and at the 1999 Annual Meeting;

    3. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's auditors for the year ending December 31, 1998; and

    4. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on March 31, 1998 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting.

    All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States. You may revoke your voted proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may vote in person if you wish.

                                         By order of the
                                          Board of Directors,

                                                       [SIGNATURE]

                                          Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 17, 1998

IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE MEETING
           DATE IS MAY 22, 1998.

                                PROXY STATEMENT
                       HORACE MANN EDUCATORS CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 1998
                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Horace Mann Educators Corporation (the "Company") of proxies from holders of the Company's common stock, par value $.001 per share (the "Common Stock"). The proxies will be voted at the Annual Meeting of Shareholders to be held on Friday, May 22, 1998, at 9:00 a.m., Central Daylight Savings Time, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and through any adjournment or adjournments thereof (the "Annual Meeting").

    The mailing address of the Company is 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number (217) 789-2500). The Proxy Statement and the accompanying proxy card are being first transmitted to Shareholders of the Company on or about April 17, 1998.

    The Board has fixed the close of business on March 31, 1998 as the record date (the "Record Date") for determining the Shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 44,044,744 shares of Common Stock were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies will be solicited by mail. The Company also intends to make, through bankers, brokers or other persons, a solicitation of beneficial owners of Common Stock.

    At the Annual Meeting, Shareholders of the Company will be asked (i) to elect nine (9) Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified, (ii) to approve an amendment to the Company's Certificate of Incorporation provision which requires the retirement of any Director who is 72 or more years of age following the completion of his or her then current term in office. The amendment would permit Ralph S. Saul, currently serving as Chairman of the Board of Directors, to be eligible for re-election to the Board of Directors at the Annual Meeting and at the 1999 Annual Meeting ("Amendment to the Retirement Policy") and (iii) to ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, as the Company's auditors for the year ending December 31, 1998.

    Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    Copies of the Company's Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 1997 were mailed to known Shareholders on or about March 31, 1998.

                          SOLICITATION AND REVOCATION

    PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. SUCH PERSONS ARE DIRECTORS OF THE COMPANY.

    Shares of Common Stock represented at the Annual Meeting by a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A submitted proxy is revocable by a Shareholder at any time prior to it being voted provided that such Shareholder gives oral or written notice to the Corporate Secretary at or prior to the Annual Meeting that such Shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a Shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

    Proxies will be solicited initially by mail. Further solicitation may be made by officers and other employees of the Company personally, by phone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated these costs will be nominal.

SHAREHOLDER APPROVAL

    Shareholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the approval of the Amendment to the Retirement Policy and the ratification of KPMG Peat Marwick LLP as the Company's auditors for 1998.

    Abstentions may not be specified with regard to the election of Directors. However, abstentions may be specified on the proposal for the approval of the Amendment to the Retirement Policy and the ratification of KPMG Peat Marwick LLP as the Company's auditors for 1998. Such abstentions will be counted as present for purposes of approving the Amendment to the Retirement Policy and the ratification of KPMG Peat Marwick LLP as the Company's auditors for 1998 and such abstentions will have the effect of a negative vote.

    Please note that under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners.

ABSENCE OF DISSENTERS' OR APPRAISAL RIGHTS

    Under Section 262 of the Delaware General Corporation Law, Shareholders of the Company have the right to dissent from certain actions. In such cases, dissenting Shareholders are entitled to have their shares appraised and to be paid an amount equal to the fair value of their shares, provided that certain procedures perfecting their rights are followed. In the opinion of counsel, the proposals described in this Proxy Statement do not entitle a Shareholder to exercise any such dissenters' or appraisal rights. Accordingly, Shareholders who do not approve of any of the proposals contained in this Proxy Statement will not be entitled to exercise any dissenters' or appraisal rights.

OTHER MATTERS

    Other than the matters set forth above, the Board knows of no matters to be brought before the Annual Meeting. However, should any other matters properly come before the meeting, the persons named in the accompanying Form of Proxy will vote or refrain from voting thereon in their discretion.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The By-Laws of the Company provide for the Company to have not less than five nor more than fifteen Directors. The following nine persons currently are serving as Directors of the Company: William W. Abbott, Emita B. Hill, Paul J. Kardos, Donald E. Kiernan, Jeffrey L. Morby, Shaun F. O'Malley, Charles A. Parker, Ralph S. Saul and William J. Schoen. The terms of the current Directors expire at the Annual Meeting. The Company's Certificate of Incorporation requires that any Director who is 72 or more years of age will be required to retire following the completion of his or her then current term in office. If the Amendment to the Retirement Policy is not approved by Shareholders, Mr. Saul will not be permitted to serve on the Board of Directors beyond the Annual Meeting. However, if approved, the Amendment to the Retirement Policy provides that Mr. Saul will be eligible for re-election to the Board of Directors for the Annual Meeting and the 1999 Annual Meeting.

    The proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the election of Mr. Abbott, Ms. Hill, Mr. Kardos, Mr. Kiernan, Mr. Morby, Mr. O'Malley, Mr. Parker and Mr. Schoen (the "Board Nominees") unless such authority is withheld as provided in the proxy. If the Amendment to the Retirement Policy is approved, the proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the election of Mr. Saul unless such authority is withheld as provided in the proxy. The Company has no reason to believe that any of the foregoing Board Nominees or Mr. Saul is not available to serve or will not serve if elected, although in the unexpected event that any such Board Nominees or Mr. Saul should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Each Director will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

NOMINEES

    The following information, as of March 31, 1998, is provided with respect to each Board Nominee:

WILLIAM W. ABBOTT, 66 .................. Mr. Abbott has been a Director of the Company since September
Chairman of the Compensation Committee; 1996. He is currently self-employed as a business consultant. In
Member of the Organization Committee and 1989, Mr. Abbott retired from 35 years of service at Procter &
Audit Committee of the Board            Gamble, as a Senior Vice President in charge of worldwide sales and other operations. He served as a member of the Board of
                                        Directors of Armstrong World Industries from 1982 to 1994. He currently serves as a member of the Boards of Directors of Fifth
                                        Third Bank of Naples, Florida and Acorn Products, Inc., a member of the Advisory Boards of Deloitte & Touche LLP and Manco, a
                                        member of the Board of Overseers of the Duke Cancer Center and
                                        an Executive in Residence at Appalachian State University.

EMITA B. HILL, 62 ...................... Dr. Hill has been a Director of the Company since September
Member of the Compensation Committee,   1996. She is the Chancellor of Indiana University Kokomo, a
Organization Committee and Audit        position she has held for more than five years. She currently
Committee of the Board                  serves as a member of the Boards of Directors of the Kokomo
                                        Branch of Key Bank, The Kokomo Symphonic Society, Inc. and The
                                        Community Foundation of Howard County and as a member of the
                                        Board of Trustees of the Children's Museum in Indianapolis.

PAUL J. KARDOS, 61 ..................... Mr. Kardos was named to his present position as President and
President and Chief Executive Officer;  CEO in 1979 and has been a Director of the Company since 1979.
Member of the Executive Committee,      Mr. Kardos also is a member of the Board of Directors of St.
Organization Committee and Investment & John's Hospital. Mr. Kardos has been with the Company for 23
Finance Committee of the Board          years and has 36 years of experience in the insurance industry.

DONALD E. KIERNAN, 57 .................. Mr. Kiernan has been a Director of the Company since February
Member of the Compensation Committee,   1998. He is currently the Senior Vice President, Treasurer and
Investment & Finance Committee and Audit Chief Financial Officer of SBC Communications Inc., a position
Committee of the Board                  he has held since July 1993. Prior to that, he served as Senior
                                        Vice-President--Finance and Treasurer of SBC Communications Inc.
                                        He currently serves as a member of the Boards of Directors of
                                        Pacific Telesis Group, Pacific Bell, Southwestern Bell Telephone
                                        Company, Telefonos de Mexico, S.A., de C.V. (Telmex), BioNumerik
                                        Pharmaceuticals, Inc. and St. Mary's University Business School.

JEFFREY L. MORBY, 60 ................... Mr. Morby has been a Director of the Company since September
Member of the Executive Committee,      1996. He is currently self-employed as a business consultant and
Compensation Committee, Investment &    investor. Mr. Morby serves as a Director and Chairman of AMARNA
Finance Committee and Audit Committee of Corporation and a Director of ICMA Retirement Corporation. Mr.
the Board                               Morby retired on June 30, 1996 as Vice Chairman of Mellon Bank
                                        Corporation and Mellon Bank, N.A., positions he had held for more than five years. As Vice Chairman of Mellon Bank, he served on the Boards of Directors of numerous entities affiliated with
                                        Mellon Bank. In addition, Mr. Morby serves on the Boards of
                                        Directors of Duquesne University, Pittsburgh Cultural Trust,
                                        Pittsburgh Historical Society and Pittsburgh City Theater
                                        Company.

SHAUN F. O'MALLEY, 62 .................. Mr. O'Malley has been a Director of the Company since September
Chairman of the Audit Committee; Member 1996. He is currently the Chairman Emeritus of Price Waterhouse
of the Organization Committee and       LLP, a title he has held since July 1995. Prior to that, he
Investment & Finance Committee of the   served as Chairman and Senior Partner of Price Waterhouse LLP.
Board                                   He currently serves as a member of the Boards of Directors of the Finance Company of Pennsylvania, Regulus Group, LLC, Coty,
                                        Inc., Vlasic Foods International and The Philadelphia
                                        Contributionship, a member of the Boards of Overseers of The
                                        Wharton School and The Curtis Institute of Music and as the
                                        Chairman of the Ethics Resource Center.

CHARLES A. PARKER, 63 .................. Mr. Parker has been a Director of the Company since September
Member of the Executive Committee,      1997. He retired in 1995 after 17 years of service at The
Organization Committee and Investment & Continental Corporation, including service as Executive Vice
Finance Committee of the Board          President, Chief Investment Officer and Director. He currently serves as a member of the Boards of Directors of T.C.W.
                                        Convertible Fund and Underwriters Re Group and is a member of the Business Advisory Council of the University of Colorado
                                        School of Business.

RALPH S. SAUL, 75 ...................... Mr. Saul has been a Director of the Company since June 1995. He
Chairman of the Executive Committee and currently serves as a Director of American Buildings Company,
Organization Committee; and Member of   Commonwealth Ventures, The Brookings Institution and the
the Investment & Finance Committee of   Committee for Economic Development. During his career, in
the Board                               addition to the aforementioned positions, he has served as
                                        Director of the Division of Trading and Markets of the United
                                        States Securities and Exchange Commission, President of the
                                        American Stock Exchange, Chief Executive Officer of INA
                                        Corporation, and Co-Chief Executive Officer and Chairman of the
                                        Board of CIGNA Corporation.

WILLIAM J. SCHOEN, 62 .................. Mr. Schoen has been a Director of the Company since September
Chairman of the Investment & Finance    1996. He is currently the Chairman of the Board and Chief
Committee; Member of the Compensation   Executive Officer of Health Management Associates, Inc.,
Committee, Organization Committee and   positions he has held for more than five years. He serves on the
Audit Committee of the Board            Board of Directors of Health Management Associates and many of its subsidiaries.

EXECUTIVE OFFICERS

    Set forth below is certain information, as of March 31, 1998, with respect to the executive officers of the Company and its subsidiaries who are not Directors of the Company (Paul J. Kardos, President and Chief Executive Officer, is discussed above):

LARRY K. BECKER, 49 ............  Mr. Becker was named Executive Vice President in February
Executive Vice President and      1992 and Chief Financial Officer ("CFO") in January 1986.
Chief Financial Officer           Mr. Becker has been with the Company for 27 years.

EDWARD L. NAJIM, 54 ............  Mr. Najim was named Executive Vice President in February
Executive Vice President          1992 and has had responsibility for marketing operations
                                  since September 1989. Mr. Najim has been with the Company
                                  for 26 years. Mr. Najim has announced his intention to
                                  retire from the Company.

GEORGE J. ZOCK, 47 .............  Mr. Zock was named Executive Vice President in September
Executive Vice President          1997. Mr. Zock is responsible for insurance operations. He also served as Senior Vice President from February 1992 to
                                  September 1997 and Treasurer from September 1989 to April
                                  1997. Mr. Zock has been with the Company for 24 years.

ANN M. CAPARROS, 45 ............  Ms. Caparros joined the Company in March 1994 as Vice
Vice President, General Counsel   President, General Counsel and Corporate Secretary. From
and Corporate Secretary           March 1989 through February 1994 she was associated with
                                  John Deere Insurance Group and its affiliates and served
                                  as Assistant Vice President, Vice President, General
                                  Counsel, Corporate Secretary and Claims Manager. Ms.
                                  Caparros has 20 years of experience in the insurance
                                  industry.

ROGER W. FISHER, 45 ............  Mr. Fisher joined the Company in February 1990 as Vice
Vice President and Controller     President and Controller. Mr. Fisher has 20 years of
                                  experience in the insurance industry including, 10 years
                                  of experience in public accounting with Coopers & Lybrand
                                  specializing in its insurance industry practice.

SPECIAL ADVISORY BOARD

    The Company maintains a special advisory board composed of leaders of education associations. The Company meets with the special advisory board on a regular basis. The educators and education association leaders serving on the special advisory board receive a fee of $200 plus expenses for each special advisory board meeting attended. The special advisory board met two times in 1997.

BOARD OF DIRECTORS

    There were eight members on the Company's Board of Directors as of January 1, 1998. The Board met eight times during 1997. No Director of the Company attended fewer than seventy-five percent of the meetings held during the period of 1997 for which he or she has been a Director, nor did any Director attend fewer than seventy-five percent of the meetings of committees to which he or she was appointed held during the period of 1997 for which he or she has been a Director.

    The standing committees of the Board consist of the Executive Committee, the Compensation Committee, the Organization Committee, the Investment & Finance Committee and the Audit Committee. Each standing committee has a charter which defines its role and power.

    The Executive Committee exercises certain powers of the Board during intervals between meetings of the Board. The current members of the Committee are Mr. Saul (Chairman), Mr. Kardos, Mr. Morby and Mr. Parker. The Executive Committee did not meet during 1997.

    The Compensation Committee reviews, approves and recommends the compensation of officers and Directors of the Company. The current members of the Committee are Mr. Abbott (Chairman), Ms. Hill, Mr. Kiernan, Mr. Morby and Mr. Schoen. The Compensation Committee met three times during 1997.

    The Organization Committee oversees planning relating to the senior management of the Company and Chief Executive Officer succession issues and also recommends nominees to the Board of Directors. The Organization Committee will consider nominees recommended by Shareholders. Nominations may be submitted in writing to Ann M. Caparros, Corporate Secretary. Current members of the Committee are Mr. Saul (Chairman), Mr. Abbott, Ms. Hill, Mr. Kardos, Mr. O'Malley, Mr. Parker and Mr. Schoen. The Organization Committee met three times during 1997.

    The Investment & Finance Committee approves investment strategies and monitors the performance of investments made on behalf of the Company and its subsidiaries and oversees issues and decisions relating to the Company's capital structure. Current members of the Committee are Mr. Schoen (Chairman), Mr. Kardos, Mr. Kiernan, Mr. Morby, Mr. O'Malley, Mr. Parker and Mr. Saul. The Committee met four times during 1997.

    The Audit Committee oversees the financial reporting and internal operating controls of the Company. It meets with both management and the Company's independent public accountants. The current members of the Committee are Mr. O'Malley (Chairman), Mr. Abbott, Ms. Hill, Mr. Kiernan, Mr. Morby and Mr. Schoen. The Committee met four times during 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following tables set forth certain information regarding the Company's Common Stock owned on March 31, 1998 by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, and by each of the Company's Directors, Board Nominees, the Company's CEO and the other four highest compensated executive officers (collectively the "Named Executive Officers"), and by all Directors, Board Nominees and executive officers of the Company as a group. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned, and investment and voting power is held solely by the persons named as owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                                              AMOUNT OF
                                                                                             BENEFICIAL    PERCENT OF
TITLE OF CLASS   BENEFICIAL OWNER                                                            OWNERSHIP+       CLASS
---------------  --------------------------------------------------------------------------  -----------  -------------
SECURITY OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS
Common Stock     Chieftain Capital Management, Inc. (1)....................................   4,920,630            11%
Common Stock     Princeton Services, Inc. (2)..............................................   3,014,400             7%
Common Stock     Boston Partners (3).......................................................   2,761,498             6%

SECURITY OWNERSHIP OF DIRECTORS, BOARD NOMINEES AND EXECUTIVE OFFICERS
Common Stock     William W. Abbott (4).....................................................      10,520             *
Common Stock     Emita B. Hill (5).........................................................       3,512             *
Common Stock     Paul J. Kardos (6)........................................................   1,514,616             3%
Common Stock     Donald E. Kiernan (7).....................................................         212             *
Common Stock     Jeffrey L. Morby (8)......................................................       4,610             *
Common Stock     Shaun F. O'Malley (9).....................................................       4,259             *
Common Stock     Charles A. Parker (10)....................................................         454             *
Common Stock     Ralph S. Saul (11)........................................................      17,943             *
Common Stock     William J. Schoen (12)....................................................     109,316             *
Common Stock     Larry K. Becker (13)......................................................     457,148             1%
Common Stock     Edward L. Najim (14)......................................................     182,600             *
Common Stock     George J. Zock (15).......................................................     139,024             *
Common Stock     Ann M. Caparros (16)......................................................      11,512             *
Common Stock     All Directors, Board Nominees and Executive Officers as a group (14 persons) (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15),
                 (16), (17)................................................................   2,456,974             5%

---------

  + All of the numbers indicating shares, stock options and/or Common Stock
    Equivalent Units in the above table have been restated to reflect the stock split of HMEC Common Stock on December 15, 1997.

  * Less than one percent.

(1) The address of Chieftain Capital Management, Inc. ("Chieftain") is 12 East 49th Street, New York, New York 10017. Chieftain has investment discretion with respect to certain securities of the Company. Chieftain's clients are the direct owners of such securities, and Chieftain does not have any economic interest in such securities. Such clients have the sole right to receive dividends from and the proceeds from the sale of, such securities. No such client has an interest that relates to more than 5% of the class. The foregoing is based on Amendment No. 2 to Schedule 13G filed by Chieftain in February 1997 and Amendment No. 3 to Schedule 13G filed by Chieftain in February 1998.

(2) The beneficial owners consist of Princeton Services, Inc. ("PSI") and Merrill Lynch Asset Management, L.P. ("MLAM"). PSI and MLAM have a principal place of business at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. MLAM is an investment adviser registered under Section 203 of the Advisers Act and acts as an investment adviser to investment companies registered under Section 8 of the Investment Company Act and private accounts. With respect to securities held by those investment companies and private accounts, several persons have the right to receive, or the power to direct the receipt of dividends from or the proceeds from the sale of such securities. PSI is a parent holding company in accordance with section 240.13d-1(b)(11)(G) of the 1934 Act and is the managing general partner of MLAM. The foregoing is based on Amendment No. 1 to Schedule 13G filed by PSI in February 1998.

(3) The beneficial owners consist of Boston Partners Asset Management, L.P. ("BPAM") a Delaware limited partnership, Boston Partners, Inc. ("Boston Partners") a Delaware corporation and Desmond John Heathwood. The address of the principal business office of BPAM, Boston Partners and Mr. Heathwood is One Financial Center, 43rd Floor, Boston, Massachusetts 02111. Each of the listed beneficial owners may be deemed to own beneficially 2,761,498 shares of Common Stock at December 31, 1997. BPAM owns of record 2,761,498 shares of Common Stock. As sole general partner of BPAM, Boston Partners may be deemed to own beneficially all of the shares of Common Stock that BPAM may be deemed to own beneficially. As principal stockholder of Boston Partners, Mr. Heathwood may be deemed to own beneficially all of the Common Stock that Boston Partners may be deemed to own beneficially. Therefore, each of the listed beneficial owners may be deemed to own beneficially 2,761,498 shares of Common Stock. Pursuant to Rule 13d-4, each of Boston Partners and Mr. Heathwood expressly disclaims beneficial ownership of any shares of Common Stock. BPAM holds all of the above shares under management for its clients, who have the right to direct the receipt of dividends, to receive dividends from such shares and to receive the proceeds from the sale of such shares. None of these clients holds more than five percent of the Common Stock. The foregoing is based on a Schedule 13G filed by Boston Partners Asset Management in February 1998.

(4) Includes 4,741.657 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes 600 shares held by his spouse to which Mr. Abbott has shared voting and dispositive power.

(5) Consists entirely of 3,512.236 Common Stock Equivalent Units pursuant to the Director Stock Plan.

(6) Includes options to purchase 507,500 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 22,500 shares granted pursuant to the Option Plan, 7,500 of which will vest on April 28, 1998, 7,500 of which will vest on April 28, 1999 and 7,500 of which will vest on April 28, 2000. Five hundred thousand (500,000) of such options expire on November 14, 2001. Thirty thousand (30,000) of such options expire on April 28, 2007. Also includes 987,452 shares which Mr. Kardos holds as Trustee of a personal trust, 13,324 shares held by his children and 6,340 shares held by his children as Trustees for their respective trusts as to which Mr. Kardos shares voting and dispositive power.

(7) Consists entirely of 211.529 Common Stock Equivalent Units pursuant to the Director Stock Plan.

(8) Consists entirely of 4,609.797 Common Stock Equivalent Units pursuant to the Director Stock Plan.

(9) Includes 3,858.510 Common Stock Equivalent Units pursuant to the Director Stock Plan.

(10) Consists entirely of 453.800 Common Stock Equivalent Units pursuant to the Director Stock Plan.

(11) Includes 11,943.313 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes 4,000 shares which Mr. Saul holds in a trust.

(12) Includes 5,115.502 Common Stock Equivalent Units pursuant to the Director Stock Plan.

(13) Includes options to purchase 153,750 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 11,250 shares granted pursuant to the Option Plan, 3,750 of which will vest on April 28, 1998, 3,750 of which will vest on April 28, 1999 and 3,750 of which will vest on April 28, 2000. One hundred fifty thousand (150,000) of such options expire on November 14, 2001. Fifteen thousand (15,000) of such options expire on April 28, 2007. Also includes 70,000 shares which Mr. Becker holds as Trustee for his wife's trust and 70,000 shares as Trustee for a personal trust.

(14) Includes options to purchase 3,750 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 11,250 shares granted pursuant to the Option Plan, 3,750 of which will vest on April 28, 1998, 3,750 of which will vest on April 28, 1999 and 3,750 of which will vest on April 28, 2000. All such options expire on April 28, 2007. Also includes 10,600 shares which are held by Mr. Najim's child and 86,250 shares held by his wife, as to which Mr. Najim shares voting and dispositive power.

(15) Includes options to purchase 3,750 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 11,250 shares granted pursuant to the Option Plan, 3,750 of which will vest on April 28, 1998, 3,750 of which will vest on April 28, 1999 and 3,750 of which will vest on April 28, 2000. All such options expire on April 28, 2007. Also includes 200 shares owned by Mr. Zock's son under the Uniform Gift to Minors Act for which Mr. Zock is the custodian and 67,538 shares held by his wife, as to which Mr. Zock shares voting and dispositive power.

(16) Includes options to purchase 11,500 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 4,500 shares granted pursuant to the Option Plan, 1,500 of which will vest on April 28, 1998, 1,500 of which will vest on April 28, 1999 and 1,500 of which will vest on April 28, 2000. Ten thousand (10,000) of such options expire on March 7, 2005. Six thousand (6,000) of such options expire on April 28, 2007.

(17) Includes options for the group of Directors and executive officers to purchase 681,500 shares of Common Stock which are currently exercisable pursuant to the Option Plan; does not include options to purchase 64,500 shares which vest in the future. The grant dates and vesting schedules vary; however, each award expires ten (10) years from the date of grant. Also includes 34,446.344 Common Stock Equivalent Units pursuant to the Director Stock Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company has established procedures in which executive officers and Directors provide relevant information regarding transactions in Company stock to a Company representative and the Company prepares and files the required ownership reports. Based on a review of those reports and other written representations, the Company believes that, with the following exceptions, there was full compliance with the reporting requirements under Section 16(a). During 1997 prior to the stock split in December, Mr. Abbott's wife purchased 300 shares which was reported but not on a timely basis. Mr. Schoen purchased 100 shares which was reported but not on a timely basis. Ms. Caparros purchased 6 shares through the Company's Employee Monthly Stock Investment Plan (payroll deduction) which was reported but not on a timely basis.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth all reportable compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and four most highly compensated executive officers for services rendered in the capacities described above.

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                      ANNUAL                    ------------
                                                   COMPENSATION
                                      ---------------------------------------      AWARDS
                                                                OTHER ANNUAL    ------------    ALL OTHER
                                      SALARY        BONUS       COMPENSATION    OPTIONS/SARS   COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    ($)        ($) (2)           ($)          (#) (4)        ($) (5)
------------------------------  ----  -------      -------      -------------   ------------   ------------
Paul J. Kardos................  1997  414,169(1)   400,000             0           30,000         16,998(6)
President & Chief Executive     1996  400,008      400,000             0                0         15,078(6)
Officer                         1995  393,756      393,756           416                0         15,037(6)

Larry K. Becker...............  1997  206,672      153,041             0           15,000         16,154(7)
Executive Vice President &      1996  197,504      121,465(3)          0                0         14,718(7)
Chief Financial Officer         1995  185,004      185,004             0                0         14,677(7)

Edward L. Najim...............  1997  206,672      158,027             0           15,000         16,586(8)
Executive Vice President--      1996  197,504      112,182(3)          0                0         14,866(8)
Marketing                       1995  185,004      185,004             0                0         14,845(8)

George J. Zock................  1997  181,836      122,303             0           15,000         16,377(9)
Executive Vice President        1996  156,668      107,337(3)          0                0         14,677(9)
                                1995  145,008      145,008             0                0         14,597(9)

Ann M. Caparros...............  1997  148,788       60,405             0            6,000         13,006(10)
Vice President, Secretary &     1996  140,544       46,105             0                0         11,435(10)
General Counsel                 1995  135,846       67,923             0           40,000         11,412(10)

---------

(1) The salary amount for 1997 includes a payment of $4,169 made in 1997 which was earned in 1996 to adjust Mr. Kardos' salary to the amount agreed upon in the contract discussed in Key Agreements with Employees.

(2) The Annual Compensation Bonus amounts are paid pursuant to the Horace Mann Incentive Compensation Program. The Annual Compensation Bonus with regard to 1997 is expected to be paid on or about May 1, 1998.

(3) The Annual Compensation Bonus amount includes an additional payment made in June 1997 reflecting an adjustment to the Named Executive Officer's award after the date of the Proxy Statement for the 1997 Annual Meeting.

(4) All of the numbers indicating stock options in the above table are restated to reflect the stock split of HMEC Common Stock on December 15, 1997.

(5) Includes Company contributions to the Horace Mann Supplemental Retirement and Savings ("401(k)") Plan and to the Horace Mann Money Purchase Pension ("MPP") Plan (both defined contribution plans) and Company contributions attributable to group term life insurance premiums.

(6) For Mr. Kardos, $4,750 was contributed to the 401(k) Plan in 1997, $3,750 in 1996, and $3,750 in 1995. In addition, $11,200 was contributed to the MPP Plan on behalf of Mr. Kardos in 1997, $10,500 in 1996, and $10,500 in 1995. In 1997, $1,048 was attributed to group term life insurance premiums, $828 in 1996, and $787 in 1995.

(7) For Mr. Becker, $4,750 was contributed to the 401(k) Plan in 1997, $3,750 in 1996, and $3,750 in 1995. In addition, $11,200 was contributed to the MPP Plan on behalf of Mr. Becker in 1997, $10,500 in 1996, and $10,500 in 1995. In 1997, $204 was attributed to group term life insurance premiums, $468 in 1996, and $427 in 1995.

(8) For Mr. Najim, $4,750 was contributed to the 401(k) Plan in 1997, $3,750 in 1996, and $3,750 in 1995. In addition, $11,200 was contributed to the MPP Plan on behalf of Mr. Najim in 1997, $10,500 in 1996, and $10,500 in 1995. In 1997, $636 was attributed to group term life insurance premiums, $616 in 1996, and $595 in 1995.

(9) For Mr. Zock, $4,750 was contributed to the 401(k) Plan in 1997, $3,750 in 1996, and $3,750 in 1995. In addition, $11,200 was contributed to the MPP Plan on behalf of Mr. Zock in 1997, $10,500 in 1996, and $10,500 in 1995. In 1997, $427 was attributed to group term life insurance premiums, $427 in 1996, and $347 in 1995.

(10) For Ms. Caparros, $4,750 was contributed to the 401(k) Plan in 1997, $3,750 in 1996, and $3,750 in 1995. In addition, $8,000 was contributed to the MPP Plan on behalf of Ms. Caparros in 1997, $7,500 in 1996, and $7,500 in 1995. In 1997, $256 was attributed to group term life insurance premiums, $185 in 1996, and $162 in 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS (1)                                          VALUE AT ASSUMED
-------------------------------------------------------------------------------------------------  ANNUAL RATES OF STOCK
                                                       OPTIONS/SARS                                 PRICE APPRECIATION
                                                        GRANTED TO                                  FOR OPTION TERM (2)
                                      OPTIONS/SARS     EMPLOYEES IN     EXERCISE OR                ---------------------
                                         GRANTED        FISCAL YEAR     BASE PRICE    EXPIRATION      5%         10%
NAME                                       (#)          % OF TOTAL        ($/SH)         DATE         ($)        ($)
------------------------------------  -------------  -----------------  -----------  ------------  ---------  ----------
Paul J. Kardos......................       30,000               13           22.42       04/28/07    423,300   1,071,900
Larry K. Becker.....................       15,000                7           22.42       04/28/07    211,650     535,950
Edward L. Najim.....................       15,000                7           22.42       04/28/07    211,650     535,950
George J. Zock......................       15,000                7           22.42       04/28/07    211,650     535,950
Ann M. Caparros.....................        6,000                3           22.42       04/28/07     84,660     214,380

---------

(1) For the grant of options shown, one-quarter vested on the date of grant, with an additional one-quarter vesting on each of the next three anniversaries of the date of grant.

(2) The actual value, if any, an executive may realize will depend on the future performance of Common Stock and the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the values reflected in the above table. These amounts represent assumed rates of appreciation from the date the option is awarded and may not be realized by the executive.

    All of the numbers indicating shares or options/SARs in the above table are restated to reflect the stock split of HMEC Common Stock on December 15, 1997.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                           SHARES ACQUIRED     VALUE          OPTIONS/SARS          IN-THE-MONEY OPTIONS/SARS
                             ON EXERCISE     REALIZED         AT FY-END (#)               AT FY-END ($)
NAME                             (#)            ($)     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------------  ---------------   ---------  -------------------------   -------------------------
Paul J. Kardos...........           0                0       507,500/22,500             9,763,881/135,394
Larry K. Becker..........           0                0       153,750/11,250             2,938,191/ 67,697
Edward L. Najim..........      50,000          600,000         3,750/11,250                22,566/ 67,697
George J. Zock...........      90,000        1,323,036         3,750/11,250                22,566/ 67,697
Ann M. Caparros..........      50,000          750,800         1,500/14,500                 9,026/200,254

    All of the numbers indicating shares or options/SARs in the above table are restated to reflect the stock split of HMEC Common Stock on December 15, 1997.

PENSION AND EXCESS PENSION PLANS

    The following pension table illustrates the total benefits available without considering social security offsets.

                            YEARS OF COVERED SERVICE

COVERED REMUNERATION ($)                              15         20         25         30         35
-------------------------------------------------  ---------  ---------  ---------  ---------  ---------
     125,000.....................................     37,500     50,000     62,500     75,000     75,000
     150,000.....................................     45,000     60,000     75,000     90,000     90,000
     175,000.....................................     52,500     70,000     87,500    105,000    105,000
     200,000.....................................     60,000     80,000    100,000    120,000    120,000
     225,000.....................................     67,500     90,000    112,500    135,000    135,000
     250,000.....................................     75,000    100,000    125,000    150,000    150,000
     300,000.....................................     90,000    120,000    150,000    180,000    180,000
     400,000.....................................    120,000    160,000    200,000    240,000    240,000
     450,000.....................................    135,000    180,000    225,000    270,000    270,000
     500,000.....................................    150,000    200,000    250,000    300,000    300,000
     600,000.....................................    180,000    240,000    300,000    360,000    360,000
     700,000.....................................    210,000    280,000    350,000    420,000    420,000
     800,000.....................................    240,000    320,000    400,000    480,000    480,000
     900,000.....................................    270,000    360,000    450,000    540,000    540,000
    1,000,000....................................    300,000    400,000    500,000    600,000    600,000

---------

(1) Represents the maximum combined benefits payable from all qualified and nonqualified pension plans based on the pre-August 29, 1989 formula, as defined below, without regard to social security offsets.

(2) As of December 31, 1997, Mr. Kardos has 30 years of credited service; Mr. Becker has 22 years; Mr. Najim has 22 years; Mr. Zock has 22 years; and Ms. Caparros has 3 years.

    Compensation for purposes of the defined benefit plan includes only compensation earned while participating in the defined benefit plan. In general, eligible compensation for executive officers includes base salaries and cash bonuses. Although compensation voluntarily deferred by an employee is not considered as eligible earnings for pension purposes, there is a special exception for employees who participate in the Company's defined contribution (401(k)) plan. The employee's tax-deferred contributions to that plan are eligible earnings under the defined benefit plan. In addition, any amount selected pursuant to Section 125 of the Internal Revenue Code is also considered eligible earnings under the defined benefit plan.

    For participants hired prior to August 29, 1989, annual benefits would be determined by multiplying an average of the thirty six (36) highest consecutive months of earnings by 2% times years of credited service minus 50% of the social security income benefit earned while an employee. For participants hired after August 29, 1989, benefits would be determined by multiplying an average of the thirty six (36) highest consecutive months of earnings by 1.6% times years of credited service. Under the terms of the Plan, a maximum of 30 years is eligible for credited service.

DIRECTOR COMPENSATION

    A Director, other than an employee or officer of the Company, receives an annual retainer of $25,000 and a fee of $1,000 plus expenses for attendance (whether in person or by telephone) at each Board and Board Committee meeting. The Chairman of each Committee receives an additional annual retainer of $2,500 for serving in such capacity. The Chairman of the Board receives an annual retainer of $55,000 in addition to the other fees described above. Directors have the option to take all or part of such fees in the form of Common Stock of the Company, on a deferred compensation basis, with a 25% matching addition to the sums listed above made by the Company pursuant to the Director Stock Plan.

AGREEMENTS WITH KEY EMPLOYEES

    The Company has entered into an employment agreement with Paul J. Kardos. That agreement has a three year term expiring on July 31, 1999, provides for his employment as Chief Executive Officer of the Company, including the duty of assisting the Board of Directors of the Company in searching for and managing an orderly transition to a successor Chief Executive Officer of the Company to succeed Mr. Kardos upon his anticipated retirement at the conclusion of the term of the agreement, and provides for an annual salary of $410,000 and an annual cash bonus to be determined by the Board of Directors but not to be less than $400,000 in any year (except for the cash bonus applicable to a partial year of employment, which will be pro-rated). The agreement also provides that if Mr. Kardos' employment is terminated by the Company without cause or by Mr. Kardos because of a material diminution in his duties, he will be paid the full cash compensation due under his contract through the remaining term of the agreement in an immediate lump sum payment and he will be treated for purposes of pension and related plans as having been employed by the Company through the end of the term of the agreement.

    In addition, the Company has entered into agreements with certain key employees, including each of Mr. Kardos, Mr. Becker, Mr. Najim, Mr. Zock and Ms. Caparros, which provide that if, within three years after a change in control of the Company, the employee is terminated from employment by the Company, whether actually or constructively, for any reason other than cause, the employee will receive (i) a one-time cash payment, (ii) continued insurance coverage for a specified period, (iii) the present value of such employee's accrued benefits as of the date of termination under the Company's non-qualified supplemental pension plan(s) (which amount will be offset against any amount payable under such plan) and (iv) a payment sufficient to negate the effect on such employee of excise taxes attributable to the benefits received by the employee under the agreement. The one-time cash payment would be equal to 2.9 times the highest annual cash compensation (salary and bonus) received by the employee in the five preceding years, and the specified period during which such employee's insurance benefits would continue is two years, eleven months.

    In addition, the Company has entered into agreements with certain key employees, including each of Mr. Kardos, Mr. Becker, Mr. Najim, Mr. Zock and Ms. Caparros, which provide that upon a change in control of the Company, the foregoing Named Executive Officers will be entitled to receive an amount equal to his 1993 salary plus bonus for his continuation of employment. For Ms. Caparros, the amount for the continuation of her employment is $185,000. Such agreements are subject to an evergreen annual renewal effective December 31. If a change in control occurs during the term of the agreement and provided that the employee's employment is not terminated either by the employee's election or by the Company for cause prior to the sixty days following the change in control, the employee shall be entitled to receive one half of the amount on the date of the change in control and the remainder sixty days later. If the employee is terminated by the Company without cause, any payments pursuant to the agreement will become immediately due and owing by the Company.

REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews compensation of the Company's Named Executive Officers and recommends actions to the Board regarding the cash compensation (base salary and cash bonus) to be paid to the Chief Executive Officer ("CEO") and the other Named Executive Officers of the Company. In addition, the Compensation Committee grants stock options, stock appreciation rights and restricted stock awards to employees of the Company. Currently, the components of compensation for the CEO and each Named Executive Officer are base salary, short term incentive compensation, long term incentive compensation and annual stock options. Each of these components is discussed in more detail below.

BASE SALARY

    In determining the base salaries for the Named Executive Officers of the Company, the primary information considered by the Compensation Committee are data regarding salaries paid to executives in similar positions at other insurance companies. The Compensation Committee has obtained such data from the Life Office Management Association ("LOMA") Executive Compensation Survey and the National Association of Independent Insurers ("NAII")

Executive Compensation Survey, specifically: (i) the LOMA Executive Compensation Survey for U.S. Companies, which for 1997 included data on 149 insurance companies, (ii) the LOMA Executive Compensation Survey for U.S. Companies with Assets of Between $1.5 Billion and $5 Billion, which for 1997 included data on 25 insurance companies, and (iii) the NAII Executive Compensation Survey for participating insurance companies which for 1997 included data on 23 insurance companies (collectively referred to as the "compensation surveys"). The compensation surveys are used without regard to an analysis of the performance of the individual companies included in each survey. The companies which comprise the compensation surveys are not necessarily the same companies used in calculating the S&P Insurance Composite Index reflected in the Stock Price Performance Graph on page 18.

    In determining salaries, the Compensation Committee strives to have the salaries of the Company's Named Executive Officers be average or below average for executives in similar positions as indicated in the compensation surveys. While base salaries paid by the Company have tended to be lower than the average base salaries for similar positions as indicated in the compensation surveys, bonus incentive awards calculated as described below tend to be higher than the average bonus incentive awards as indicated in the compensation surveys. The Compensation Committee has intentionally sought this result, so that overall compensation over a two year period including annual stock options to the Company's Named Executive Officers results in higher than the average compensation for executives in similar positions as indicated in the compensation surveys.

    The Compensation Committee may consider two additional factors in setting salaries. Those factors are the possible need for an incentive to reflect a change in the position or responsibilities of the executive and/or to encourage the executive to join the Company and the length of the executive's industry experience. Either one of these factors could result in a base salary above the point determined by reference to the salaries of executives in similar positions as indicated in the compensation surveys.

    When the Compensation Committee reviews the base salary of Named Executive Officers, which is done an average of 12 to 24 months after a prior increase, it makes adjustments to base salary on the basis of its subjective evaluation of five items. The first four items, all considered in roughly equal weight are:
(i) the officer's performance regarding planning, organizing and performing assigned tasks; (ii) the officer's performance concerning managing costs; (iii) the officer's performance concerning managing personnel who report to the officer; and (iv) the officer's performance in encouraging an ethical work environment, providing exemplary customer service, and providing a work environment in which employees experience fair treatment and have an equal opportunity for advancement. The fifth item is a review of the compensation surveys to compare the CEO or Named Executive Officer's salary to the average salaries for similar positions as reported in the compensation surveys. If the CEO or Named Executive Officer is below the average survey salaries, a larger salary increase may occur. If the CEO or Named Executive Officer is above the average survey salaries, the officer may not receive as much of an increase as the individual would have received as a result of the analysis of only the first four items or the increase in base salary may be delayed. The fifth item is considered only if the Compensation Committee determines that a base salary increase is warranted after analyzing the first four items.

    The Compensation Committee noted that as discussed in the section Agreements with Key Employees, the Company entered into an employment agreement with the CEO in July 1996 which fixed his salary for the three year term of that agreement. In 1997, the Compensation Committee did not set any initial base salaries for Named Executive Officers but did review the base salaries of all Named Executive Officers other than the CEO.

HORACE MANN EDUCATORS CORPORATION SHORT-TERM INCENTIVE PLAN

    The Company's Short-Term Incentive Plan ("STIP") is designed to reward all officers (the "Officers") of the Company for achieving corporate and operating unit or operating division short term performance objectives. The STIP is intended to provide an incentive for superior work and to motivate Officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified employees. The STIP is also intended to secure the full deductibility of annual incentive compensation payable to the Company's Named Executive Officers whose compensation is required to be reported in the Company's proxy statement and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

    On February 11, 1997, pursuant to the terms of the STIP, the Compensation Committee determined that the Named Executive Officers were eligible to receive compensation under the STIP with the performance period being January 1, 1997 through December 31, 1997. In addition, the Compensation Committee established the performance goals, the specific target objectives with respect to such performance goals and an objective method for computing the amount of annual incentive compensation payable to certain Officers, including the Named Executive Officers under the STIP if the performance goals were attained. The Committee determined that the effect of any one time event in 1997 which had a material effect on the relevant corporate measures would be eliminated from the calculation of such measures.

    Under the terms of the STIP, performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its operating divisions or other operating units, any of which may be measured either in absolute terms or as compared to other companies ( a predetermined group of peer companies ("Peers")): financial ratings of the Company, return on equity, earnings, earnings growth, earnings per share, growth in earnings per share, operating earnings, growth in operating earnings, operating earnings per share, growth in operating earnings per share, insurance premiums, growth in insurance premiums, total return to shareholders (stock price appreciation plus dividends), combined ratio, expense ratio, number of agents and growth in number of agents. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may be based upon an Officer's attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility. Measurements of the Company's or an Officer's performance against the performance goals established by the Committee shall be objectively determinable and shall be determined according to generally accepted accounting principles ("GAAP") as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

    The Compensation Committee determined that no awards for 1997 would be paid unless certain thresholds were met: (i) the A.M. Best Company ("A.M. Best") rating of each of the Company's principal insurance operating subsidiaries as of December 31, 1997 is A or better, (ii) the Company's Standard & Poor's Corporation ("Standard & Poor's") rating as of December 31, 1997 is A+ or better, (iii) the Company's return on equity for 1997 is not less than 10% and
(iv) the Company's operating earnings per share for 1997 are not less than 90% of the Company's budgeted operating earnings per share for 1997. The corporate portion of each award would be determined on the basis of the following performance goals: operating earnings per share as compared with budget, growth in operating earnings per share as compared with Peers, statutory premiums as compared with budget and growth in statutory premiums as compared with Peers.

    For 1997, each of the threshold measures were met. Each performance goal was weighted equally. Operating earnings per share from continuting operations exceeded budget by 17%. Growth in operating earnings from continuing operations was 18% and ranked in the 62nd percentile as compared to Peers. Statutory premiums were 134% of budget. Growth in statutory premiums was 10% and, as compared to Peers, ranked in the 73rd percentile.

    For the Named Executive Officers, other than the CEO and the CFO, the Compensation Committee also considered the results of his or her operating division. The awards for the Named Executive Officers, including the CEO, under the STIP were calculated on the basis of the foregoing performance goals, provided however, the CEO's STIP award is contractually guaranteed to be at least $400,000 as described in the above section Agreements with Key Employees.

HORACE MANN EDUCATORS CORPORATION LONG-TERM INCENTIVE PLAN

    The Company's Long-Term Incentive Plan ("LTIP") is designed to reward certain officers of the Company for achieving corporate and operating division or departmental long term performance objectives. The LTIP is intended to provide an incentive for superior work and to motivate participating Officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executive employees. The LTIP is also intended to secure the full deductibility of incentive compensation payable to the Company's Named Executive Officers whose compensation is required to be reported in the Company's proxy statement and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

    On July 10, 1996, the Compensation Committee determined that certain officers, including all of the Named Executive Officers, are eligible to receive compensation under the LTIP. In addition, the Compensation Committee set the performance goals and the performance period for January 1, 1996 through December 31, 1997.

    The Compensation Committee determined that no awards for the 1996-1997 performance period would be paid unless certain thresholds were met: (i) the A.M. Best rating of each of the Company's principal insurance operating subsidiaries as of December 31, 1997 is A or better, (ii) the Company's Standard & Poor's rating as of December 31, 1997 is A+ or better, (iii) the Company's average annual return on equity for 1996 and 1997 is not less than 10%, and (iv) the Company's average annual growth in statutory premiums for 1996 as compared to 1995 and for 1997 as compared to 1995 is not less than 5%. Each award will be determined on the basis of the following performance goals: average annual return on equity for 1996 and 1997 as compared with Peers; compound annual growth rate in statutory premiums from 1995 to 1997 as compared with Peers; total shareholder return from December 31, 1995 to December 31, 1997 as compared with S&P Insurance Composite Companies as of December 31, 1997.

    Any LTIP bonus amount based on performance in 1996 and 1997 has not yet been paid. Such bonus will be paid during 1998 and will be reported in the Proxy Statement for the 1999 Annual Meeting of Shareholders.

HORACE MANN EDUCATORS CORPORATION DEFERRED COMPENSATION PLAN

    Effective December 1, 1997, the Company established the Horace Mann Educators Corporation Deferred Compensation Plan (the "Deferred Compensation Plan" or "DCP") for those employees of the Company who are eligible for the LTIP described above. The DCP provides the opportunity for certain employees to defer receipt of all or a part of their STIP bonus compensation and/or their LTIP bonus compensation on a pretax basis.

    The DCP is an unfunded plan and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of highly compensated management employees. More particularly, the purposes of the DCP are to align the interests of certain employees more closely with the interests of other shareholders of the Company, to encourage the highest level of certain employee performance by providing those employees with a direct interest in the Company's attainment of its financial goals and to help attract and retain certain qualified employees.

    To the extent an investment or distribution of cash or Common Stock may be made under the DCP, the DCP is intended to qualify for the exemption from short swing profits liability under Section 16(b) of the Exchange Act, provided by Rule 16b-3 of the Securities and Exchange Commission as now in effect or hereafter amended.

HORACE MANN EDUCATORS CORPORATION 1991 STOCK INCENTIVE PLAN

    In order to retain and motivate employees, the Company maintains the Horace Mann Educators Corporation 1991 Stock Incentive Plan (the "Option Plan"). Under the Option Plan, executive officers, other employees and certain directors are eligible to receive stock options, stock appreciation rights and restricted stock awards.

    The Option Plan is administered by the Compensation Committee which is comprised of independent Directors, none of whom is eligible to receive awards. Subject to the provisions of the Option Plan, the Compensation Committee determines the type of awards, when and to whom awards will be granted, the vesting period of the awards and the number of shares covered by each award.

    Generally stock option awards are granted at the prevailing market value of the Company's Common Stock and are exercisable for a period of up to ten years from the date of grant. Because awards are granted at market value, any realization of compensation by employees is tied to subsequent increases in the market price of the Company's Common Stock. The Compensation Committee believes that this causes an executive officer's financial interest with regard to such incentive compensation to parallel the financial interests of the Shareholders.

    Effective September 10, 1997, the Compensation Committee adjusted the vesting provisions generally used in awarding stock options. If an employee dies, any unvested stock options held by such employee will become fully vested on the date of his or her death and may be exercised for a period of one year thereafter or until the expiration date of the stock options, whichever is less. The purpose of this adjustment is to provide a philosophical consistency with the Company's other benefit plans.

    In addition, if an employee retires, any unvested stock options held by such employee will become fully vested one year after the employee's retirement date. Such options may be exercised for a period of one year thereafter or until the expiration date of the stock options, whichever is less. The Compensation Committee believes that this action will cause an executive officer's financial interest with regards to such incentive compensation to continue to parallel the financial interests of the Shareholders.

    The Compensation Committee awarded stock options in 1997 to certain officers, including the Named Executive Officers. Prior to the award, the Compensation Committee specified certain ranges for such awards. The number of stock options granted to each Named Executive Officer within each specified range is a function of the Compensation Committee's subjective assessment of each Named Executive Officer's performance during the prior year, the importance to the Company of retaining the individual and that individual's potential for future contributions to the Company.

    Based on its analysis, the Compensation Committee decided to award 30,000 stock options to the CEO and 51,000 stock options to the Named Executive Officers, other than the CEO, as a group. The foregoing numbers of stock options have been restated to reflect the stock split of HMEC Common Stock on December 15, 1997.

    NOTE: The Report on Executive Compensation of the Compensation Committee and the Stock Price Performance Graph on page 18 shall not be deemed to be incorporated by reference, in whole or in part, by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

COMPENSATION COMMITTEE
WILLIAM W. ABBOTT, CHAIRMAN
EMITA B. HILL, DONALD E. KIERNAN, JEFFREY L. MORBY and WILLIAM J. SCHOEN,
Members

STOCK PRICE PERFORMANCE GRAPH

    The graph below compares cumulative total return* of Horace Mann Educators Corporation, the S&P 500 Index and the S&P Insurance Composite Index. The graph assumes $100 invested on November 18, 1991 (the date of the Company's initial public offering of its Common Stock) in Horace Mann Educators Corporation, S&P 500 Index and S&P Insurance Composite Index.

           HORACE MANN EDUCATORS CORPORATION STOCK PRICE PERFORMANCE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             HMEC     S&P INSURANCE COMPOSITE    S&P 500
Nov-91          $100                      $100       $100
Dec-91          $124                      $113       $109
Dec-92          $160                      $133       $117
Dec-93          $141                      $141       $129
Dec-94          $122                      $141       $130
Dec-95          $181                      $201       $179
Dec-96          $238                      $252       $220
Dec-97          $338                      $368       $294

---------

  * The S&P 500 Index, as published by Standard & Poor's ("S&P"), assumes daily reinvestment of dividends in calculating total return. The S&P Insurance Index assumes monthly dividend reinvestment. Horace Mann Educators Corporation assumes reinvestment of dividends when paid.

                                 PROPOSAL NO. 2
               AMENDMENT TO BOARD OF DIRECTORS RETIREMENT POLICY

    The Board of Directors has determined that the Amendment to the Retirement Policy is in the best interests of the Company and its Shareholders and by unanimous vote has recommended it to the Company's Shareholders for adoption. The proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the Amendment to the Retirement Policy.

DESCRIPTION OF THE AMENDMENT TO THE RETIREMENT POLICY

    Under the Retirement Policy, any Director who is 72 or more years of age following the completion of his or her then current term in office is required to retire. However if approved, Mr. Saul will be eligible for re-election to the Board of Directors for the Annual Meeting and the 1999 Annual Meeting, provided he will not be eligible for re-election at the 2000 Annual Meeting of Shareholders.

PURPOSE AND EFFECT OF THE AMENDMENT TO THE RETIREMENT POLICY

    The Board recommends that the Shareholders approve the Amendment to the Retirement Policy for the following reasons: Mr. Saul has had a long relationship with the Company, extending back to 1974, first as Chief Executive Officer of Horace Mann's parent corporation and later as a director and as Chairman of the Board of the Company. With the restructuring of the Board during the past two years, adding seven new members to the Board, the Board believes it is in the best interests of the Shareholders of the Company to retain the continuity in experience and knowledge of Mr. Saul for an additional two years. It is the intention of the Board that, at its organizational meeting following the Annual Meeting, Paul J. Kardos, currently President and Chief Executive Officer of the Company, will also be elected as the Company's Chairman of the Board. Assuming that Proposal No. 2 is approved by the Shareholders at the Annual Meeting, it is the intention of the Board to designate Mr. Saul as the lead outside director of the Board.

                                 PROPOSAL NO. 3
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The independent public accountants selected by the Board for the Company's fiscal year ending December 31, 1998 are KPMG Peat Marwick LLP. KPMG Peat Marwick LLP served in that capacity for the fiscal year ended December 31, 1997. A representative of that firm is expected to be present at the Annual Meeting of the Company. The representative will be given an opportunity to make a statement to the Shareholders and he or she is expected to be available to respond to appropriate questions from Shareholders of the Company.

                                 PROPOSAL NO. 4
         ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THIS MEETING

    As of the date of this Proxy Statement, management of the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may properly come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                 OTHER MATTERS

COPIES OF ANNUAL REPORT ON FORM 10-K

    The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K to the Securities and Exchange Commission to each person solicited hereunder who mails a written request to the Investor Relations Department, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001. The Company also will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to the Annual Report on Form 10-K.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Any proposals of Shareholders intended to be presented for inclusion in the Company's Proxy Statement and Form of Proxy for the next Annual Meeting scheduled to be held in 1999 must be received in writing by the Corporate Secretary, Ann M. Caparros, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001 not later than December 31, 1998 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 1999 Annual Meeting.

    Shareholders are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

                                         By order of the Board of Directors,

                                                       [SIGNATURE]

                                         Ann M. Caparros
                                          Corporate Secretary

Springfield, Illinois
April 17, 1998

    Again, we call your attention to the enclosed proxy card. PLEASE VOTE, DATE, SIGN AND RETURN IT PROMPTLY, regardless of whether you plan to attend the meeting.

                                        [LOGO]

                            WWW.HORACEMANN.COM

                            HA-C00314

                          HORACE MANN EDUCATORS CORPORATION
                  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 22, 1998

   The undersigned Shareholder of Horace Mann Educators Corporation (the "Company") hereby appoints Paul J. Kardos and William W. Abbott or any of them, with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of the Company (the "Meeting"), to be held on May 22, 1998, at 9:00 a.m. at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and at any adjournment thereof and to vote all shares of Common Stock of the Company held or owned by the Undersigned as directed on the reverse side and in their discretion upon such other matters as may come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON PROPOSAL 4.

                           (TO BE SIGNED ON OTHER SIDE.)

                          PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!

                          ANNUAL MEETING OF SHAREHOLDERS
                         HORACE MANN EDUCATORS CORPORATION

                                   MAY 22, 1998


        ARROW    PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED    ARROW
--------------------------------------------------------------------------------
A  /X/ PLEASE MARK YOUR                                                  |
       VOTES AS IN THIS                                                  |
       EXAMPLE.                                                          |_____

             FOR  WITHHELD                                   FOR AGAINST ABSTAIN
1. Election  / /    / /  NOMINEE: William W. Abbott  2. To   / /   / /     / /
   of                    Emita B. Hill                  approve an amendment to
   Directors             Paul J. Kardos                 the Company's
                         Donald E. Kiernan              Certificate of
For, except vote         Jeffrey L. Morby               Incorporation provision
withheld from            Shaun F. O'Malley              which requires the
the following            Charles A. Parker              retirement of any
nominee(s):              Ralph S. Saul(1)               Director who is 72 or
                         William J. Schoen              more years of age
                                                        following the completion
                                                        of his or her then
                                                        current term in office.
                                                        The amendment would
                                                        permit Ralph S. Saul,
                                                        currently serving as
                                                        Chairman of the Board of
                                                        Directors, to be
                                                        eligible for re-election
                                                        to the Board of
                                                        Directors at the Annual
                                                        Meeting and at the 1999
                                                        Annual Meeting;

                                                     3. To   / /   / /     / /
                                                        ratify the appointment
                                                        of KPMG Peat Marwick
                                                        LLP, independent
                                                        certified public
                                                        accountants, as the
                                                        Company's auditors for
                                                        the year ending December
                                                        31, 1998; and

                                                     4. To consider and take
                                                        action with respect to
                                                        such other matters as
                                                        may properly come before
                                                        the Annual Meeting or
                                                        any adjournment or
                                                        adjournments thereof.

                                                     PLEASE MARK, SIGN, DATE AND
                                                     RETURN THIS PROXY IN THE
                                                     ENCLOSED ENVELOPE PROVIDED
                                                     TO AMERICAN STOCK TRANSFER
                                                     & TRUST COMPANY, 40 ALL
                                                     STREET, 46TH FLOOR, NEW
                                                     YORK, N.Y. 10005

                                                     (1) If the Amendment to the
                                                     Retirement Policy is not
                                                     approved by Shareholders,
                                                     Mr. Saul will not be
                                                     permitted to serve on the
                                                     Board of Directors beyond
                                                     the Annual Meeting.
                                                     However, if approved, the
                                                     Amendment to the Retirement
                                                     Policy provides that Mr.
                                                     Saul will be eligible for
                                                     re-election to the Board of
                                                     Directors for the Annual
                                                     Meeting and the 1999 Annual
                                                     Meeting.

SIGNATURE(S):                                                DATE           1998
             -----------------------------------------------     -----------
NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.